EXHIBIT 99.2

Contact:	Glenn P. Muir	Frances Doria
	Executive Vice President & CFO	Director, Investor Relations
	Hologic, Inc.	Hologic, Inc.
	(781) 999-7300	(781) 999-7377

HOLOGIC ANNOUNCES TWO-FOR-ONE STOCK SPLIT

(Subject to an Increase of Authorized Shares at

the Annual Meeting of Stockholders on March 11, 2008)

BEDFORD, Mass. (January 30, 2008)—Hologic, Inc. (NASDAQ: HOLX), a diversified medical technologies company specializing in diagnostics, imaging systems and interventional devices dedicated to serving the healthcare needs of women, today announced that its Board of Directors has approved a two-for-one stock split, to be effected in the form of a stock dividend, subject to stockholder approval of a proposed amendment to the Certificate of Incorporation of the Company to increase the number of shares of Common Stock the Company has the authority to issue from 300 million to 750 million shares.

The Company is seeking approval of the amendment to its Certificate of Incorporation to increase the number of authorized shares of Common Stock at its Annual Meeting of Stockholders to be held on March 11, 2008. Subject to receiving such stockholder approval, the record date for the stock split will be March 21, 2008 and the payment date will be April 2, 2008. On the payment date, it is expected that the transfer agent will mail certificates representing one additional share for each share held on March 21, 2008 (or otherwise record the ownership of these additional shares). Should stockholder approval be obtained, the stock split will increase the number of shares of Common Stock outstanding from approximately 127.7 million to approximately 255.4 million shares. In addition, the Company has up to 28.3 million shares reserved for issuance under its 2.0% Convertible Notes due 2037, which will increase to 56.6 million after the stock dividend/split and additional shares reserved for issuance under its equity incentive plans. If such approval is not obtained, no dividend will be issued.

About Hologic, Inc.

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostics, medical imaging systems and surgical products dedicated to serving the healthcare needs of women. Hologic’s core business units are focused on breast health, diagnostics, GYN surgical, and skeletal health. Hologic provides a comprehensive suite of technologies with products for mammography and breast biopsy, radiation treatment for early-stage breast cancer, cervical cancer screening, treatment for menorrhagia, osteoporosis assessment, preterm birth risk assessment, and mini C-arm for extremity imaging. For more information visit www.hologic.com.

Forward Looking Disclaimer

This News Release contains forward-looking information that involves risks and uncertainties, including statements about the approval of the amendment to Hologic’s Certificate of Incorporation at the annual meeting of stockholders and the payment of the stock dividend. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated. Actual results could differ materially from Hologic’s current expectations as a result of numerous factors, including the risk that the stockholders do not approve the amendment to Hologic’s Certificate of Incorporation, in which case the stock dividend would not be paid. Other factors that could adversely affect Hologic’s business and prospects are described in Hologic’s filings with the Securities and Exchange Commission. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Hologic’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

In connection with the proposed amendment to Hologic’s Certificate of Incorporation, Hologic has filed a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read such proxy statement because it contains important information. Information regarding the interests of the participants in the solicitation of proxies is described in the proxy statement. Investors and other security holders can obtain copies of the proxy statement free of charge by directing a request to Hologic, Inc., 35 Crosby Drive, Bedford, MA 01730, Telephone (781) 999-7300. You may also obtain free copies of the proxy statement by accessing the SEC’s website at http://www.sec.gov.